Execution Version
SHAREHOLDERS’ AGREEMENT
This SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of April 15, 2021, is entered into by and among, New Fortress Energy Inc., a Delaware corporation (the “Company”), Golar LNG Limited (“Shareholder A”) and Stonepeak Infrastructure Fund II Cayman (G) Ltd. (“Shareholder B” and together with Shareholder A, the “Shareholders”).
WHEREAS, the Company, Lobos Acquisition Ltd., a Bermuda exempted company and an indirect, wholly-owned subsidiary of the Company (“Merger Sub”), the Shareholders, and Hygo Energy Transition Ltd., a Bermuda exempted company (“Target”), have effected the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 13, 2021, pursuant to which, among other things, on the terms and subject to the conditions set forth in the Merger Agreement (i) Merger Sub merged with and into Target (the “Merger”), (ii) Shareholder A received 18,627,451 shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”), and (iii) Shareholder B received 12,745,098 shares of Common Stock (the Common Stock received by Shareholder A and Shareholder B in connection with the Merger, the “Issued Shares”);
WHEREAS, in connection with the closing of the Merger, the Company is granting to each Shareholder certain registration rights with respect to the Issued Shares, as set forth in this Agreement; and
WHEREAS, in connection with, and effective upon, the date of the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”), the Company and each Shareholder desire to enter into this Agreement to set forth certain understandings among themselves.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article I.

DEFINITIONS
Section i. Certain Definitions
As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” means as to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
“Agreement” shall have the meaning set forth in the Preamble.
“ASR Filing” shall have the meaning set forth in Section 3.1.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.
“Board” means the Board of Directors of the Company.
“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.
“Closing Date” shall have the meaning set forth in the Preamble.
“Company” shall have the meaning set forth in the Preamble.
“Company Bylaws” means the bylaws of the Company, as amended from time to time.
“Company Charter” means the certificate of incorporation of the Company, as amended from time to time.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” shall have the meaning set forth in the Preamble.
“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder.
“Founders’ Securities” shall have the meaning set forth in Section 3.2(c)(i).
“Governmental Entity” means any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.
“Indemnified Party” shall have the meaning set forth in Section 5.3.
“Indemnifying Party” shall have the meaning set forth in Section 5.3.
“Information” shall have the meaning set forth in Section 8.10.
“Issued Shares” shall have the meaning set forth in the Preamble.
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“Law” means any law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.
“Lock-up Period” shall have the meaning set forth in Section 2.1.
“Losses” shall have the meaning set forth in Section 5.1.
“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.
“Maximum Shares” shall have the meaning set forth in Section 3.2(c).
“Merger” shall have the meaning set forth in the Preamble.
“Merger Agreement” shall have the meaning set forth in the Preamble.
“Merger Sub” shall have the meaning set forth in the Preamble.
“MIS Participants” means the individuals or entities that participate in the management incentive system under the Supplemental Agreement.
“Nasdaq” means the Nasdaq Global Select Market.
“Necessary Action” means, with respect to a specified result, any and all actions necessary to cause such result, including, but not limited to, executing any and all agreements and instruments that are required to achieve such result and making, or causing to be made, with any and all Governmental Entities, all filings, registrations or similar actions that are required to achieve such result (but solely to the extent such actions are permitted by Law).
“Organizational Documents” means the Company Charter and Company Bylaws.
“Permitted Transferee” of a Shareholder means any Affiliate of such Shareholder.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.
“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Registrable Securities” shall mean (a) the Issued Shares and (b) any securities issued or issuable with respect to the Issued Shares by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise; provided, however,
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that a Registrable Security owned by a Shareholder shall cease to be a Registrable Security when (i) such share has been disposed of pursuant to an effective Registration Statement, (ii) such share has been disposed of under Rule 144 or any other exemption from the registration requirements of the Securities Act as a result of which the Transferee thereof does not receive “restricted securities” as defined in Rule 144, (iii) such shares are freely tradeable by such Shareholder without volume or other limitations or requirements under Rule 144 and such Shareholder and its Affiliates collectively hold less than 5% of the outstanding shares of Common Stock or (iv) such shares have ceased to be outstanding.
“Registration Expenses” means all expenses incurred by the Company in complying with Article III, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., and fees of transfer agents and registrars, but excluding any Selling Expenses.
“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Relative” means, with respect to any natural person: (a) such natural person’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of a natural person described in clause (b) of this definition.
“Representatives” shall have the meaning set forth in Section 8.10.
“Requesting Shareholder” shall have the meaning set forth in Section 3.2(a).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder. References to any rule under the Securities Act shall be deemed to refer to any similar or successor rule or regulation.
“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, (c) costs or expenses related to any roadshows conducted in connection with the marketing of any Shelf Underwritten Offering and (d) fees and expenses of counsel to the Shareholders.
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“Shareholder A” shall have the meaning set forth in the Preamble.
“Shareholder B” shall have the meaning set forth in the Preamble.
“Shareholders” shall have the meaning set forth in the Preamble.
“Shareholder’s Securities” shall have the meaning set forth in Section 3.2(c).
“Shelf Registration Statement” shall have the meaning set forth in Section 3.1.
“Shelf Underwritten Offering” shall have the meaning set forth in Section 3.2(a).
“Shelf Underwritten Offering Request” shall have the meaning set forth in Section 3.2(a).
“Supplemental Agreement” means that certain Supplemental Agreement dated as of August 31, 2018, by and between Target (f/k/a Golar Power Limited), Shareholder A and Shareholder B, entered into to supplement that certain Investment and Shareholders Agreement dated July 5, 2016, and any amendments or supplements thereto.
“Suspension Period” shall have the meaning set forth in Section 3.3.
“Target” shall have the meaning set forth in the Preamble.
“Transfer” shall have the meaning set forth in Section 2.1.
“Underwriter” mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Common Stock are sold to an Underwriter for reoffer.
“Underwritten Offering Filing” means with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering.
“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).
Section ii. Rules of Construction
.
(1)Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this
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Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any Law or statute shall include all rules and regulations promulgated thereunder, and references to any Law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable Law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.
(2)The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.
(3)This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted.
Article II.

Lock-Up
Section i. Lock-up
. Each Shareholder shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the Closing Date and continuing for 90 days after the Closing Date (the “Lock-up Period”), directly or indirectly through one or more Affiliates, (a) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, give, assign, hypothecate, pledge, encumber, grant a security interest in, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to the Issued Shares, or (b) enter into any swap or other agreement that transfers or intends to transfer, in whole or in part, any of the economic consequences of ownership of the Issued Shares (any such transaction described in clause (a) or (b) above, a “Transfer”), other than (x) subject to Article VI, a transfer of the Issued Shares to a Permitted Transferee and (y) Shareholder B’s transfer of a portion of the Issued Shares pursuant to the Supplemental Agreement. Other than any agreement, arrangement or understanding relating to the Supplemental Agreement, each Shareholder represents and warrants to the Company that it is not party to any agreement, arrangement or understanding relating to a Transfer as of the date hereof.
Section ii. Pro Rata Distribution
. If, after the Lock-up Period, Shareholder A decides to distribute its Common Stock through a pro rata distribution to its shareholders, the Company shall reasonably cooperate with the reasonable requests of Shareholder A in connection therewith, including, to the extent reasonably necessary and with assistance of counsel to each party, seeking guidance from the Securities and
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Exchange Commission (the “SEC”) as to the requirements necessary for such distribution to be completed without registration, or, if registration is required, the appropriate form of such registration statement, in order to enable Shareholder A’s shareholders who receive Common Stock in the distribution to trade their shares of Common Stock freely; provided, that any consultation with the SEC shall include counsel to Shareholder A and counsel to the Company, and the Company shall use its commercially reasonable efforts to use the form of registration statement that, in the view of counsel to the Company and Shareholder A, is reasonably necessary to effect the distribution at the time desired by Shareholder A; provided, however, that Shareholder A shall consult with the Company a reasonable time in advance of such distribution regarding an orderly process, determining the appropriate mechanics for completing such distribution, and reimburse the Company for any reasonable out-of-pocket expenses incurred by the Company in connection therewith (other than any Registration Expenses for which the Company is responsible hereunder).
Article III.

Registration rights
Section i. Shelf Registration.
(1)As promptly as practicable, but no later than the 90th day following the Closing Date, the Company shall (i) file a “shelf” registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any similar provision adopted by the Commission then in effect) or (ii) have available and on file with the SEC an existing “shelf” registration statement filed with the SEC that would permit the resale of the Registrable Securities as contemplated by the foregoing clause (i) (in each case, the “Shelf Registration Statement”). If at the time of such filing, the Company is a WKSI, the Shelf Registration Statement shall be (i) an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act (an “ASR Filing”) or (ii) a prospectus supplement filed pursuant to an existing ASR Filing. If the Shelf Registration Statement does not qualify as an ASR Filing, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become or be declared effective as soon as practicable after the filing thereof. As soon as practicable (but in any event within two Business Days) after the effective date of the Shelf Registration Statement that is not an ASR Filing, the Company shall notify the Shareholders of the effectiveness of such Registration Statement.
(2)The Shelf Registration Statement shall be on a new or existing Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a prospectus in such form as to permit the Shareholders to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. The Shelf Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to the Shareholders.
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(3)The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended as promptly as practicable to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available (which Registration Statement shall also be referred to herein as the Shelf Registration Statement), for the resale of all the Registrable Securities held by each Shareholder until (i) all of the Registrable Securities held by such Shareholder have ceased to be Registrable Securities or (ii) such Shareholder, collectively with its Permitted Transferee, if applicable, owns less than $150 million in total value of the Company’s outstanding Common Stock (as determined based on the closing price of the Common Stock on the date of such determination).
(4)When effective, the Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, in the light of the circumstances under which such statements are made).
Section ii. Underwritten Shelf Offering Request.
(1)In the event a Shareholder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $100 million from such Underwritten Offering, the Company shall, at the request (a “Shelf Underwritten Offering Request”) of such Shareholder (in such capacity, the “Requesting Shareholder”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Underwriter or Underwriters selected by the holders of a majority of the shares of Common Stock to be included in such offering and reasonably acceptable to the Company, and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Requesting Shareholder in order to expedite or facilitate the disposition of such Registrable Securities (a “Shelf Underwritten Offering”); provided, however, that (i) the Company shall have no obligation to facilitate or participate in any Shelf Underwritten Offering before the expiration of the Lock-Up Period, and (ii) the Shareholders, collectively, may not demand more than five Shelf Underwritten Offerings in the aggregate during the term of this Agreement; provided that if Shareholder A does not complete the pro rata distribution contemplated by Section 2.2, Shareholder A shall be entitled to demand no more than two of the five Shelf Underwritten Offerings during the term of this Agreement and Shareholder B shall be entitled to demand no more than three of the five Shelf Underwritten Offerings during the term of this Agreement; provided, further, that if at the time of the Shelf Underwritten Offering Request, the Company is then planning to undertake an Underwritten Offering for its own account and for so long as it continues to actively employ, in good faith, all reasonable efforts to undertake the applicable Underwritten Offering, and the Company provides notice to the such Shareholders that it would be detrimental to the Company for such Shelf Underwritten Offering to be effected in the near future, the Company shall have the right to defer such Shelf Underwritten Offering Request until
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the abandonment of such Underwritten Offering by the Company or the later of (x) thirty (30) days following the Company’s closing of its Underwritten Offering or (y) the expiration of any lock-up period required by the Underwriters in such Underwritten Offering (provided that such lock-up period shall in no event exceed any such period that applies to a director or “executive officer” (as defined under Section 16 of the Exchange Act) with respect to such Underwritten Offering and shall in no event exceed 60 days); provided, however, that the Company shall not defer its obligation pursuant to this proviso more than twice in any 12-month period. For the avoidance of doubt, any required registration pursuant to Section 2.2 and any Block Trade pursuant to Section 3.7 shall be counted as Shelf Underwritten Offerings for purposes of the limitations in this Section 3.2.
(2)If the Company receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Shareholder (other than the Requesting Shareholder), which notice shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Shelf Underwritten Offering, and of such Shareholders’ rights under this Section 3.2(b). Such notice shall be given promptly (and in any event not later than two Business Day following receipt of the Shelf Underwritten Offering Request); provided that if a Shareholder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), no such notice shall be required and no Shareholder (other than the Requesting Shareholder) shall have any right to include its Registrable Securities in such Block Trade; provided, further, that any Shelf Underwritten Offering Request (including a Block Trade) shall be subject to the notice and other requirements contained in the Founders’ Agreement (as defined in Section 3.2(c)); provided, further, that the Company shall use its commercially reasonable efforts to manage its obligations under the Founders’ Agreement so as to not materially impede the ability of the Requesting Shareholder to achieve the objective of its requested Block Trade; and provided further, that the Company shall not so notify any such other Shareholder that has notified the Company (and not revoked such notice) requesting that such Shareholder not receive notice from the Company of any proposed Shelf Underwritten Offering. If such notice is delivered pursuant to this Section 3.2(b), each such Shareholder shall then have three Business Days after the date on which the Shareholders received notice pursuant to this Section 3.2(b) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Shareholder and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from a Shareholder is received within such period, such Shareholder shall have no further right to participate in such Shelf Underwritten Offering.
(3)If the Managing Underwriter of the Shelf Underwritten Offering shall inform the Requesting Shareholder of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by such Shareholder (and any other shares of Common Stock requested to be included by the Company or any other Persons having registration rights with respect to such offering) would have a negative effect on the pricing of such offering, then the Company shall include in the applicable Underwritten Offering Filing, to the extent of the total number of Registrable Securities that the Company is so advised can be
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sold in such Shelf Underwritten Offering without so materially adversely affecting such offering (the “Maximum Shares”), Registrable Securities in the following priority:
(a)First, any Registrable Securities that the Shareholders requested to be included therein (the “Shareholders’ Securities”) and any shares of Common Stock requested to be included therein by the parties to that certain Shareholders’ Agreement dated as February 4, 2019 (the “Founders’ Agreement”), by and among the Company and certain parties thereto (including any assignee who has been assigned Registration Rights pursuant to the terms thereunder) (the “Founders’ Securities”) (pro rata among the holders of the Shareholders’ Securities and the Founders’ Securities in proportion to the number of shares of Common Stock held by all such holders); and
(b)Second, to the extent that the number of the Shareholders’ Securities and Founders’ Securities is less than the Maximum Shares, the shares of Common Stock requested to be included by the Company or any other Persons having registration rights with respect to such offering, pro rata among such other Persons based on the number of shares of Common Stock each requested to be included.
(4)Holders of a majority of the shares of Common Stock to be included in the offering shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 3.3.
(5)Either Shareholder shall have the right to withdraw such Shareholder’s respective Registrable Securities from the Shelf Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request shall be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration, (ii) such withdrawal shall be irrevocable and, after making such withdrawal, such Shareholder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made and (iii) notwithstanding anything herein to the contrary, such Shareholder shall reimburse the Company for all outside legal and accounting fees and expenses incurred by the Company and reasonably allocable to such Shareholder in connection with such Shelf Underwritten Offering.
Section iii. Delay and Suspension Rights.
Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing notice to the Shareholders who elected to participate in the Shelf Registration Statement, to require such Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 90 days in the aggregate in any 12 month period (a “Suspension Period”) if the Board determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such
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information at such time would be detrimental to the Company or the holders of its equity interests. Immediately upon receipt of such notice, the Shareholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the avoidance of doubt, any required registration pursuant to Section 2.2 and any Block Trade pursuant to Section 3.7 shall be subject to the limitations in this Section 3.3.
Section iv. Participation in Underwritten Offerings.
(1)In connection with any Underwritten Offering contemplated by Section 3.2, the underwriting agreement into which such Shareholder and the Company shall enter into shall contain such representations, covenants, indemnities and other rights and obligations as are customary in Underwritten Offerings of securities by the Company, and the Company shall be entitled to designate counsel for the Underwriters. Such Shareholder shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Shareholder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution, and any other representation required by law.
(2)If requested by any Underwriter, and so long as a Shareholder beneficially owns at least 5% of the Common Stock, such Shareholder agrees, and shall cause any directors, officers and Affiliates of such Shareholder to agree to be bound by reasonable and customary “lock-up” agreements with such Underwriters restricting the ability to dispose of the Common Stock for the period of time requested by the Underwriter; provided that such period shall in no event exceed any such period that applies to a director or “executive officer” (as defined under Section 16 of the Exchange Act) or any other shareholder of the Company with respect to such Underwritten Offering and shall in no event exceed 60 days.
Section v. Registration Procedures.
(1)In connection with its obligations under this Article III, the Company will take all reasonably necessary action to facilitate and effect the transactions contemplated thereby, including, but not limited to, the following:
(a)promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to
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comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by such Shareholder thereof set forth in such Registration Statement;
(b)furnish to such Shareholder, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including, without limitation, all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Shareholder may reasonably request;
(c)if applicable, use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as such Shareholder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition in such jurisdictions of the securities owned by such Shareholder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;
(d)use its commercially reasonable efforts to provide to such Shareholder and any Underwriters any customary auditor “comfort” letters, legal opinions or reports of the Company relating to Company’s business;
(e)promptly notify such Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and file or furnish to such Shareholder a reasonable number of copies of a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(f)otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably
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practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and shall furnish to such Shareholder at least the Business Day prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus;
(g)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(h)in connection with the preparation and filing of any Registration Statement or any sale of Registrable Securities in connection therewith, the Company will give such Shareholder, any Underwriters, and their respective counsel a reasonable opportunity to review and provide comments on such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto (other than amendments or supplements that do not make any material change in the information related to the Company) (provided that the Company shall not file any such Registration Statement including Registrable Securities or an amendment thereto or any related prospectus or any supplement thereto to which such Shareholder or any Underwriter shall reasonably object in writing), and give each of them, together with any Underwriter, broker, dealer or sales agent involved therewith, such access to its books and records and such opportunities to discuss the business of the Company and its subsidiaries with its officers, its counsel, the independent public accountants who have certified its financial statements, in the opinion of such Shareholder’s and such Underwriters’ (or broker’s, dealer’s or sales agent’s, as the case may be) respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;
(i)use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement, and, if any such order suspending the effectiveness of such Registration Statement is issued, shall promptly use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;
(j)promptly notify such Shareholder (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (ii) of any delisting or pending delisting of the Common Stock by any national securities exchange or market on which the Common Stock are then listed or quoted, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;
(k)cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed;
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(l)use its commercially reasonable efforts to maintain the listing of the Common Stock on Nasdaq or other securities exchange, and following the listing of all Registrable Securities on Nasdaq or other securities exchange, use its commercially reasonable efforts to maintain the listing of such Registrable Securities on Nasdaq or other securities exchange until each Shareholder has sold all of its Registrable Securities; provided that nothing herein shall prevent the Company from consummating a transaction in which the Common Stock ceases to be listed on a securities exchange;
(m)cooperate with each Shareholder and each underwriter or agent participating in the disposition of the Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and in performance of any FINRA-related due diligence investigations by any Underwriter;
(n)enter into such customary agreements, including but not limited to lock-up agreements by the Company (and, if reasonably requested by the Managing Underwriter(s), the Company’s directors and “executive officers” (as defined under Section 16 of the Exchange Act)) that extend through 60 days following the entrance into the corresponding underwriting agreement or such shorter period pursuant to Section 3.4(b), and to take such other actions as such Shareholder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and
(o)cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in electronic or telephonic “road shows”); provided that notwithstanding anything herein to the contrary, in no event shall the officers of the Company be required to participate in more than two “road shows” in the aggregate under this Agreement.
(2)The Shareholders agree by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5(a)(v), the Shareholders will forthwith discontinue such Shareholder’s disposition of Registrable Securities pursuant to the Registration Statement until the Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5(a)(v) as filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Shareholder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this Section 3.5(b).
Section vi. Cooperation by the Shareholders.
The Company shall have no obligation to include Registrable Securities of each Shareholder in any Registration Statement or Underwritten Offering if such Shareholder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding the Shareholders and the distribution of such Registrable Securities that the Company
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determines, after consultation with its counsel, is reasonably required in order for any Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section vii. Block Trades.
(1)Notwithstanding any other provision of this Article III, and only after the Lock-Up Period, at any time and from time to time when an effective Shelf Registration Statement is on file with the SEC, if a Shareholder wishes to engage in a Block Trade, then such Shareholder only needs to provide written notice to the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that such Shareholder shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.
(2)Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, such Shareholder shall have the right to submit a written notice to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, such Shareholder shall reimburse the Company for any outside legal and accounting expenses incurred by the Company and reasonably allocable to such Shareholder in connection with such Block Trade and prior to its withdrawal under this Section 3.7(b).
(3)The holders of a majority of the shares of Common Stock to be included in such Block Trade shall have the right to select the Underwriters; provided that such Underwriters shall be reasonably acceptable to the Company. The Company shall have the right to designate counsel for the Underwriters for such Block Trade.
(4)For the avoidance of doubt, Block Trades shall be subject to the limitations and requirements set forth in the other provisions of this Article III that are applicable to Underwritten Shelf Offerings.
Section viii. Expenses.
Except as otherwise provided herein, the Company shall be responsible for all Registration Expenses incident to its performance of or compliance with its obligations under this Article III. Each Shareholder shall pay its pro rata share of the Selling Expenses in connection with any sale of its Registrable Securities hereunder.
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Article IV.

Rule 144
Section i. Rule 144.
(1)With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, for so long as each Shareholder holds Registrable Securities, the Company agrees to use its commercially reasonable efforts to:
(a)make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
(b)file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and (ii) unless otherwise available via the Commission’s EDGAR filing system, to a Shareholder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any such securities without registration.
Article V.

Indemnification
Section i. Indemnification by the Company.

The Company will indemnify and hold harmless each Shareholder, its officers, directors and agents and each Person (if any) that controls such Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and attorneys’ fees and any legal or other fees or expenses incurred by such Person in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (“Losses”) as incurred, caused by, arising out of or based upon, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, any filing made in connection with the qualifications of the offering under the securities or other blue sky laws of any jurisdiction in which Registrable Securities are offered,
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or any other offering document (including any related notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), or any violation by the Company of this Agreement, the Securities Act or the Exchange Act, or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Shareholder expressly for use therein.
Section ii. Indemnification by the Shareholders.
Each Shareholder agrees to, severally and not jointly, indemnify and hold harmless the Company, its officers, directors and agents and each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), only to the extent such statement or omission was contained in any information furnished in writing by or on behalf of such Shareholder to the Company expressly for use therein.
Section iii. Indemnification Procedures.
In case any Proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 5.1 or Section 5.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent the Indemnifying Party is actually and materially prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such Proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable and documented costs of
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investigation; provided, however, that (i) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (ii) if such Indemnified Party who is a defendant in any action or Proceeding that is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.
Section iv. Contribution.

(1)If the indemnification provided for in this Article V is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and a Shareholder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(2)The Company and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Article V were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5.4(a). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 5.4(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such
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Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article V, neither Shareholder shall be liable for indemnification or contribution pursuant to this Article V for any amount in excess of the net proceeds of the offering received by such Shareholder, less the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Article VI.

Transfer or Assignment of Rights
The rights to cause the Company to register Registrable Securities under Article III of this Agreement may be transferred or assigned by each Shareholder to no more than one Transferee of Registrable Securities and only if such Transferee is a Permitted Transferee; provided that (i) such Transferee shall be required to coordinate with and exercise any rights hereunder through such Shareholder who transferred such rights and (ii) any notices to or from the Company under this Agreement shall be provided by or to the Shareholder who transferred such rights (and not the Transferee).
Article VII.

Termination
Section i. Termination.
This Agreement (except with respect to the rights and obligations under Section 2.1 hereof, which shall not be terminable) shall terminate as to a Shareholder upon the earliest to occur of (a) such Shareholder ceasing to own any Registrable Securities or (b) the mutual written consent of the parties; provided that the provisions of Article V and Article VIII shall survive any termination of this Agreement.
Article VIII.

MISCELLANEOUS
Section i. Adjustments Affecting Registrable Securities.
The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution for the Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so
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that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed.
Section ii. Notices.
All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day and the receiving party affirmatively acknowledges receipt, otherwise, on the next business day.
(1)If to the Company, to:
New Fortress Energy Inc.
111 W. 19th Street, 8th Floor
New York, New York 10011
Attn:     Cameron D. MacDougall
Email:     cmacdougall@fortress.com
(2)If to the Shareholder A, to:
Golar LNG Limited
2nd Floor S.E. Pearman Building
9 Par-la-Ville Road
Hamilton HM 11 Bermuda
Attention:     Karl Staubo
Email:    karl.staubo@golar.com
    GMLLegal@golar.com

With copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention:    David P. Oelman
    Lande A. Spottswood
Email:    doelman@velaw.com
    lspottswood@velaw.com

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(3)If to the Shareholder B, to:
Stonepeak Infrastructure Fund II Cayman (G) Ltd.
55 Hudson yards
550 W 34th Street, 48th Floor
New York, NY 10001
Attention:     Adrienne Saunders
    James Wyper
Email:    saunders@stonepeakpartners.com
    wyper@stonepeakpartners.com

With copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10019
Attention:    David Lieberman
    Kenneth B. Wallach
Email:    dlieberman@stblaw.com
    kwallach@stblaw.com

Section iii. Severability.
The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section iv. Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.
Section v. Entire Agreement; No Third-Party Beneficiaries.
.This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.
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Section vi. Further Assurances.
(1)Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.
(2)In the event that the Company or any of its successors or permitted assigns engage in a merger, consolidation, equity security exchange or similar transaction in which the Common Stock is converted into or exchanged for equity securities in another entity, the Company (or such successor or permitted assign) shall cause such other entity to enter into an agreement with each Shareholder that provides such Shareholder with rights substantially similar to those provided hereunder.
(3)Each Shareholder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Shareholder in order for the Company to make determinations hereunder.
Section vii. Governing Law; Equitable Remedies; Waiver of Jury Trial.
(1)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in relation to or in connection with, this Agreement may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Selected Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Selected Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Selected Courts.
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(2)THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.
Section viii. Amendments; Waivers.
(1)No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.
(2)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section ix. Assignment.
Except as expressly permitted under and in accordance with Article VI, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns. For the avoidance of doubt, any MIS Participant that receives any Issued Shares from Shareholder B shall not be deemed as Shareholder B’s successor or assign under this Agreement and shall not be bound by or entitled to the benefits of any provision hereof, and any such Issued Shares transferred to any MIS Participant shall no longer be considered Registrable Securities for purposes of this Agreement.
Section x. Confidentiality.
Each Shareholder shall hold, and cause its Affiliates and its and their respective directors, managers, officers, employees, agents, consultants, auditors, attorneys, financial advisors, financing sources and other consultants and advisors (“Representatives”) to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted
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disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company or any its respective subsidiaries furnished to it by or on behalf of the Company or any of its respective subsidiaries (except to the extent that such information can be shown by the party receiving such Information to have been (a) previously known by such party from other sources; provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (b) in the public domain through no violation of this Section 8.10 by such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and no such party shall release or disclose such Information to any other person, except its Representatives, or use such Information other than in connection with evaluating and taking actions with respect to such Person’s ownership interest in the Company.
Section xi. Tax Statement. Upon the reasonable request of either Shareholder in connection with a proposed disposition of some or all of such Shareholder’s interest in the Company, the Company shall (i) provide to such Shareholder a statement described in U.S. Treasury Regulation Section 1.897-2(g)(1)(ii) certifying that the Shareholder’s interest in the Company was not a “United States real property interest” as of the date specified by such Shareholder, (ii) provide a notice to the U.S. Internal Revenue Service in accordance with U.S. Treasury Regulation Section 1.897-2(h)(2) and (iii) provide such Shareholder with a copy of such notice, in each case only to the extent such a statement or notice, as applicable, can be provided under applicable Law taking into consideration all relevant facts as reasonably determined by the Company.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
NEW FORTRESS ENERGY INC.
By:        /s/ Christopher Guinta
    Name:    Christopher Guinta
    Title: Chief Financial Officer

[Signature Page – Shareholders’ Agreement]

GOLAR LNG LIMITED
By:        /s/ Georgina E. Sousa
    Name:    Georgina E. Sousa
    Title: Director
[Signature Page – Shareholders’ Agreement]

STONEPEAK INFRASTRUCTURE FUND II CAYMAN (G) LTD.
By:        /s/ Luke Taylor
    Name:    Luke Taylor
    Title: Senior Managing Director
[Signature Page – Shareholders’ Agreement]